UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2014

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 Zip code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2014, Bunge Limited issued a press release announcing the appointment of John E. McGlade as an independent director of Bunge Limited (the “Company”), effective August 5, 2014.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Mr. McGlade, age 60, was chairman, president and chief executive officer of Air Products from 2008 to 2014.  He joined Air Products in 1976 and held positions in its Chemicals and Process Industries, Performance Materials and Chemicals Group divisions.  He was appointed president and chief operating officer of Air Products in 2006 and retained the title of president when he was named as chairman and CEO two years later.

Mr. McGlade serves on the board of directors of The Goodyear Tire & Rubber Company and on the executive committee of the Council on Competitiveness.  He is a trustee of The Rider-Pool Foundation and the SteelStacks Leadership Foundation and is a former trustee of Lehigh University.

Mr. McGlade will serve on the Compensation Committee and the Finance and Risk Policy Committee of the Board of Directors.  In connection with the appointment of Mr. McGlade to the Board of Directors, he will receive compensation for his services as a director consistent with that provided to Bunge Limited’s other non-employee directors, including an award of restricted stock units upon joining the Board.  With the appointment of Mr. McGlade, Bunge Limited’s Board of Directors will consist of eleven directors.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 23, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 25, 2014

BUNGE LIMITED

By:	/s/ Carla L. Heiss
Name: Carla L. Heiss
Title: Deputy General Counsel, Chief Compliance Officer and Assistant Secretary

EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 23, 2014